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                              Davis Wright Tremaine LLP
                                     LAW OFFICES

      2600 Century Square - 1501 Fourth Avenue - Seattle, Washington 98101-1688
                          (206) 622-3150 - Fax: (206) 628-7699
                              Website: http://www.dwt.com

Jeffrey B. Van Duzer
   (206) 628-7787

                                      May 15, 1997


MetLife Capital Funding Corp. III
15915 Katy Freeway
Suite 150
Houston, TX 77094

Ladies and Gentlemen:

     We hereby consent to the filing of this consent as an exhibit to the Registration Statement on Form S-3 (File No. 333-23405) (the "Registration Statement") and to the use of our name wherever appearing in the Registration Statement and the prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement.

                                         Very truly yours,

                                         /s/ Davis Wright Tremaine LLP

                                         DAVIS WRIGHT TREMAINE LLP